EXHIBIT 32.1   SUNCOAST NATURALS, INC.

     Certification of Principal Executive Officer Pursuant to 18 U.S.C. 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)

I, William J. Reilly, President, and Director "principal executive officer") of Suncoast Naturals, Inc. (the "Registrant"), certify that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-KSB for the year ended December 31, 2004 of the Registrant (the "Report"):

     (1) The Report fully complies with the requirements of Section 13(a)[15(d)] of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: 8/04/2005           /s/ WILLIAM J. REILLY
                          ----------------------
                          William J. Reilly
                          President and Director